EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kulicke and Soffa Industries, Inc. of our report dated November 14, 2024 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Kulicke and Soffa Industries, Inc.'s Annual Report on Form 10‑K for the year ended September 28, 2024.

/s/ PricewaterhouseCoopers LLP
Singapore
March 11, 2025